Exhibit 10.247

EXECUTION VERSION

AGREEMENT REGARDING LEASES

This Agreement Regarding Leases (this “Agreement”) is entered into effective as of December 1, 2020 (the “Effective Date”), by and among ADK Georgia, LLC (“Landlord”), 3223 Falligant Avenue Associates, L.P. (“Tara Tenant”), 3460 Powder Springs Road Associates, L.P. (“Powder Springs Tenant”, together with Tara Tenant, “Tenants”), Wellington Healthcare Services II, L.P. (“Guarantor”), and Mansell Court Associates, LLC (“Pledgor”, together with Guarantor, “Pledgors”). Landlord, Tenants, and Pledgors are sometimes referred to collectively herein as the “Parties”. Tenants, Pledgors, together with their affiliates, and their respective shareholders, partners, members, managers, officers, directors and employees thereof, are sometimes referred to collectively herein as the “Wellington Parties”.

RECITALS

WHEREAS, on or about January 11, 2015, Landlord and Tara Tenant entered into that certain Sublease Agreement (as amended and modified, the “Tara Lease”) pursuant to which Landlord subleased to Tara Tenant that certain skilled nursing and assisted living facility located at 3223 Falligant Avenue, Thunderbolt, Georgia 31404 consisting of 134 licensed beds and 11 assisted living beds (the “Tara Facility”);

WHEREAS, on or about January 11, 2015, Landlord and Powder Springs Tenant entered into that certain Sublease Agreement (as amended and modified, the “Powder Springs Lease”, together with the Tara Lease, the “Leases”) pursuant to which Landlord subleased to Powder Springs Tenant that certain skilled nursing facility located at 3460 Powder Springs Road, Powder Springs, Georgia 30127 consisting of 208 licensed beds (the “Powder Springs Facility”, together with the Tara Facility, the “Facilities”);

WHEREAS, on or about January 25, 2019, Guarantor executed and delivered to Landlord that certain Guaranty pursuant to which Guarantor guaranteed all of Tara Tenant’s obligations under the Tara Lease (the “Tara Guarantee”) and that certain Guaranty pursuant to which Guarantor guaranteed all of Powder Springs Tenant’s obligations under the Powder Springs Lease (the “Powder Springs Guarantee”, together with the Tara Guarantee, the “Guarantees”);

WHEREAS, on or about January 25, 2019, Pledgors executed and delivered to Landlord that certain Pledge Agreement pursuant to which Pledgors pledged to Landlord and granted to Landlord a security interest in all of each Pledgor’s right, title, and interest in and to their ownership interest in Tara Tenant (the “Tara Pledge”) and that certain Pledge Agreement pursuant to which Pledgors pledged to Landlord and granted to Landlord a security interest in all of each Pledgor’s right, title, and interest in and to their ownership interest in Powder Springs Tenant (the “Powder Springs Pledge”, together with the Tara Pledge, the “Pledge Agreements”);

WHEREAS, on or about January 25, 2019, Tara Tenant executed and delivered to Landlord that certain Security Agreement pursuant to which Tara Tenant granted to Landlord a security interest in all “Collateral” as defined therein (the “Tara Security Agreement”) and Powder Springs Tenant executed and delivered to Landlord that certain Security Agreement pursuant to which Powder Springs Tenant granted to Landlord a security interest in all “Collateral” as defined therein (the “Powder Springs Security Agreement”, together with the Tara Security Agreement, the “Security Agreements”);

EXECUTION VERSION

WHEREAS, on or about January 25, 2019, Guarantor and Tara Tenant executed and delivered to Landlord that certain Subordination Agreement pursuant to which Guarantor and Tara Tenant subordinated certain Junior Obligations (as defined therein) to certain Senior Obligations (as defined therein) relating to the Tara Facility (the “Tara Subordination Agreement”) and Guarantor and Powder Springs Tenant executed and delivered to Landlord that certain Subordination Agreement pursuant to which Guarantor and Powder Springs Tenant subordinated certain Junior Obligations (as defined therein) to certain Senior Obligations (as defined therein) relating to the Powder Springs Facility (the “Powder Springs Subordination Agreement”, together with the Tara Subordination Agreement, the “Subordination Agreements”);

WHEREAS, on September 23, 2020, Landlord sent Tenants Notices of Default and Reservations of Rights asserting various defaults and Events of Default under the Leases;

WHEREAS, the Parties now wish to resolve the disputes and differences between them arising in connection with Tenants’ default under the Leases and the other matters addressed in this Agreement;

NOW, THEREFORE, in exchange for the covenants below and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.Incorporation of Recitals. The foregoing recitals are hereby incorporated into this Agreement, and the Parties expressly affirm and agree to the factual accuracy of such recitals.

2.Transition of Facilities. Provided that the Georgia Department of Community Health (“DCH”) has approved the Applications (as defined herein), possession, custody, control, and operation of the Facilities shall be transitioned (the “Transition”) to Landlord or Landlord’s designee(s) at 12:01 a.m. on January 1, 2021 or such other date as the Parties agree to in writing (the “Transition Date”) pursuant to the terms and provisions of those certain Operations Transfer Agreements (the “OTAs”) Landlord (or Landlord’s designee(s)) and Tenants have entered into contemporaneous with execution of this Agreement. On or before December 2, 2020, Landlord or its designee(s) shall file Change in Ownership Applications (the “Applications”) with DCH seeking to have the license to operate the Facilities and any Medicaid and Medicare Provider Agreements for the Facilities transferred to Landlord or its designee(s). Tenants shall cooperate with and assist Landlord in completing and filing the Applications. Upon the occurrence of the Transition, the Leases, Guarantees, Pledge Agreements, and Subordination Agreements shall be deemed terminated without further action by the Parties. In order to assist Landlord with collecting the Accounts Receivable in accordance with this Agreement, the Security Agreements shall remain in full force and effect notwithstanding any other provision of this Agreement to the contrary. Notwithstanding any provision of this Agreement to the contrary, no event that is conditioned on the occurrence of the Transition Date shall be effective until such time as: (a) DCH approves the transition of the Facilities; and (b) the Transition has occurred.

3.Cash Management. From the Effective Date until the Transition Date, Tenants shall provide Landlord weekly on Monday of each week the following documents: (a) a list of all payables other than payroll and employee benefits that Tenants wish to pay that week (the “Payables Request”); (b) an accounts payable aging report; (c) and accounts receivable aging report; and (d) updated cash balances for all bank accounts of Tenants. On or before 5 p.m. on Wednesday of each week Landlord shall approve or disapprove by line item any payment set forth on the Payables Request, and Tenants shall be permitted to make any payments approved by Landlord. Notwithstanding anything to the contrary set forth herein, Tenants shall at all times be permitted to fund and pay ordinary course payroll expenses and employee benefits.

EXECUTION VERSION

4.Transfer of Cash & Accounts Receivable; Cooperation. On the Transition Date: (a) Tenants shall pay all cash on hand at the Facilities (subject to the exception below at the end of this Section) over to Landlord and shall irrevocably transfer and assign to Landlord all accounts receivable relating to the Facilities as of the Transition Date (the “AR”); and (b) Landlord, Tenants, and the applicable depository institution(s) utilized by Tenants shall enter into mutually agreeable and commercially reasonable Deposit Account Control Agreements with respect to all bank accounts of the Tenants that receive AR remittances from payors. Tenants shall provide reasonable cooperation to Landlord in collecting the AR, including, without limitation, by performing the following acts:

a.	Wiring to Landlord each Friday by 5 p.m. Eastern Standard Time, pursuant to written account instructions Landlord delivers to Tenants, any funds received by Tenants on account of the AR;
b.

Forwarding and endorsing over to Landlord (to an address specified by Landlord in writing) each Friday by 5 p.m. Eastern Standard Time any checks, negotiable instruments, or other things of value received by Tenants on account of the AR;

c.

Providing Landlord access to all software, websites, and other books and records of Tenants needed to collect the AR, including, without limitation, Point Click Care, subject in all respects to the limitations, restrictions, terms and conditions set forth in user licenses and other agreements between Tenants and third-party owners, website hosts and other similar entities relating thereto; and

d.

Providing Landlord with requested documents and information in Tenant’s possession or reasonable control regarding billing, including previous remittances, accounts receivable credits, medical review requests, and resident records.

Notwithstanding the foregoing, Tenants shall retain the amount of cash needed to fund the final payroll to the Facilities’ employees for the period ending on the day immediately preceding the Transition Date, and shall fund such payroll in the ordinary course.

5.Liabilities Remaining with Wellington. Subject only to the OTAs and Paragraph 6 of this Agreement, the Wellington Parties acknowledge and agree that neither Landlord, nor RHP, nor any of their respective affiliates shall in any way be liable for any contractual obligations or liabilities of the Wellington Parties owed to third parties arising prior to the Transition Date. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, Landlord shall pay and/or assume all vacation days, sick days and PTO accruing on or before the Transition Date.

6.Bed Tax Indemnification. Landlord shall indemnify, defend and hold harmless the Wellington Parties from and against, and shall reimburse such parties for, any and all liabilities, obligations, losses, penalties, costs, charges, sanctions, judgments, claims, causes of actions, suits, damages and expenses actually incurred by the Wellington Parties (collectively, “Claims”) arising from or relating to any unpaid Nursing Home Provider Fees (i.e. so-called “bed taxes”) relating in any way to the Facilities for the period prior to and/or after the Effective Date, whether asserted by a future operator or manager of the Facilities, RHP, the State of Georgia, or any of its subdivisions.

If any action or proceeding shall be brought against any of the Wellington Parties by reason of any such Claims, Landlord, upon notice from any of the Wellington Parties, shall resist and defend such action or proceeding, at its sole cost and expense by counsel to be selected by Landlord but otherwise satisfactory to such Wellington Party in its reasonable discretion. Landlord or its counsel shall keep each Wellington Party fully apprised at all times of the status of such defense. If Landlord shall fail to defend such action or proceeding, such an Wellington Party may retain its own attorneys to defend or assist in

EXECUTION VERSION

defending any such claim, action or proceeding, and Landlord shall pay the actual, customary and reasonable fees and disbursements of such attorneys. The terms and provisions of this Section shall not in any way be affected by the absence of insurance covering such occurrence or claim or by the failure or refusal of any insurance company to perform any obligation on its part. The provisions of this Section shall survive the expiration or earlier termination of this Agreement. Landlord shall not enter into any settlement of a Claim which would impose a monetary liability on a Wellington Party, without the written consent of the Wellington Party. The Wellington Party shall give prompt written notice to Landlord of any Claim for which it seeks indemnification hereunder, but delay in providing such notice shall not relieve Landlord of its indemnification obligations, except to the extent such delay materially prejudiced Landlord’s ability to defend such Claim.

7.Insurance. Tenants and Landlord shall work cooperatively to maximize the value of the existing insurance applicable to the Facilities, either by assigning such policies effective as of the Transition Date (to the extent assignable) to the new operators of the Facilities, cancelling such policies effective as of the Transition Date and obtaining available refunds, or a combination of the foregoing. Tenants make no representation, warranty or other covenant regarding the assignability of any policy, or with respect to the cancelability of any policy and the right to receive a refund of premiums paid in connection therewith. Any refunds obtained from cancellation of insurance policies shall be paid to Landlord. Notwithstanding the foregoing, it shall be the sole responsibility of Landlord and its managers to procure and pay the cost of all policies of insurance for the Facilities, and except for Tenants obligation in this Section to cooperate with an assignment or cancelation of existing policies, Tenant shall have no obligation to insure or pay the cost of insuring the Facilities in any manner from and after the Transition Date.

8.Forbearance by Landlord. Except as otherwise set forth in this Agreement, Landlord hereby agrees to forbear pursuit of its rights and remedies under the Leases, Guarantees, Pledge Agreements, Security Agreements, and Subordination Agreements (collectively, the “Lease Documents”) and applicable law until the occurrence of a Termination Event (defined below) under this Agreement. Upon a Termination Event, Landlord may cease such forbearance and may immediately commence and pursue any or all rights and remedies Landlord may have under the Lease Documents and applicable law, all in such order and manner as Landlord may elect from time to time in its sole discretion, and without further notice of any kind to any of the Wellington Parties or any other person.

9.No Effect on Existing Default. Until such time as the Transition Date occurs, neither the execution of this Agreement, the execution of any document or instrument required hereunder, nor the consummation of the transactions and agreements set forth in this Agreement shall in any manner rescind or cure any existing default under the Lease Documents, reinstate the Leases to current status, or constitute an accord and satisfaction. Landlord’s agreement herein to forego immediate pursuit of its rights and remedies constitutes a postponement and forbearance only, and does not in any event constitute a waiver of any such rights or remedies.

10.Termination Events. The occurrence of any of the following events shall constitute a termination event (a “Termination Event”) under this Agreement, regardless of the reason or reasons for the occurrence of any such event, regardless of whether the occurrence is voluntary or involuntary, and regardless of whether the occurrence of any such event is attributable to, caused by, or results from operation of law or any judgment, order, directive, rule or regulation of any court or any governmental or non-governmental agency or entity:

a.

The failure of Tenants to perform any of their obligations under this Agreement where such failure continues for a period of ten (10) business days after Tenants receipt of written notice from Landlord; or

EXECUTION VERSION

b.

Either Tenant institutes or has instituted against Tenant or the Property any bankruptcy, reorganization, receivership, assignment for the benefit of creditors, conservatorship, custodianship, sequestration, or other similar judicial or non-judicial proceeding; or

c.	The Transition Date has not occurred on or before February 28, 2021 for any reason other than a default by Landlord or Landlord’s designee(s) under this Agreement or the OTAs.

11.Mutual Releases.

a.Release of Landlord by Wellington. Provided that DCH has approved the transition of the Facilities and that Transition has occurred, effective as of the Transition, and excluding any obligations of Landlord under this Agreement and the OTAs, Tenants, on behalf of themselves and the other Wellington Parties, hereby irrevocably and unconditionally release, acquit, and forever discharge Landlord and its affiliated and related entities, assigns, and their respective shareholders, partners, members, managers, officers, directors and employees (collectively, the “Landlord Parties”) from any and all charges, complaints, claims, counterclaims, liabilities, demands, costs, losses, debts and expenses of any nature whatsoever (including attorneys’ fees and costs actually incurred), known or unknown, suspected or unsuspected, accrued or not accrued, whether in law or in equity, that existed from the beginning of time to the Transition Date.

b.Release of Wellington by Landlord. Provided that DCH has approved the transition of the Facilities and that Transition has occurred, effective as of the Transition, and excluding any obligations of Wellington under this Agreement and the OTAs, Landlord, on behalf of itself and the other Landlord Parties irrevocably and unconditionally releases, acquits, and forever discharges the Wellington Parties from any and all charges, complaints, claims, liabilities, demands, costs, losses, debts, and expenses of any nature whatsoever (including attorneys’ fees and costs actually incurred), known or unknown, suspected or unsuspected, accrued or not accrued, whether in law in equity, that existed from the beginning of time to the Transition Date.

12.Non-Disparagement. Landlord, for itself and for the Landlord Parties, and Wellington, for itself and the other Wellington Parties, mutually agree that neither shall knowingly or intentionally disparage the other, or knowingly or intentionally cause the other to be placed in a false or negative light, in any context or forum, including through in-person, telephonic, or electronic communications, or through online postings, regardless of whether made anonymously or through a screenname. In the event either the Landlord Parties or the Wellington Parties are asked about the facts and circumstances surrounding termination of the Leases and feels compelled to answer such questions, the Landlord parties or the applicable Wellington Party, as applicable, shall state only that the Leases were terminated and both parties have reached a consensual resolution concerning such termination, or words of similar effect.

13.Non-Reliance. The Parties agree, represent and warrant that, in entering into this Agreement, they have not relied upon any oral or written information or representations, other than the express representations contained in this Agreement.

14.Integration of Entire Agreement. This Agreement and the other written agreements expressly referenced herein contain the entire understanding and complete agreement of the Parties with respect to the subject matter hereof and thereof, and all understandings and agreements, if any, previously reached among the Parties related to this Agreement and said other agreements are merged herein and therein. No amendment or modification of this Agreement shall be valid or binding upon the Parties unless made in writing and executed by all Parties.

EXECUTION VERSION

15.Choice of Law and Venue; Interpretation. This Agreement shall be governed by and construed according to the substantive law of the State of Georgia without regard to its conflicts of law doctrine. Any dispute arising out of or relating to this Agreement shall be brought in a court of competent jurisdiction within the State of Georgia. Each party consents to personal jurisdiction before such court. Both parties shall be deemed to have had an equal role in the preparation of this Agreement, such that the Agreement shall not be construed against either party as the drafter of the same.

16.Modifications; Severability. This Agreement may not be modified except through a writing signed by an authorized representative of each party hereto. The provisions of this Agreement are separate, severable, and divisible. Should any provision herein be held unlawful or unenforceable, in whole or in part, it shall be reformed to the extent necessary to render it lawful or enforceable. If no such reformation is possible, it shall be severed from the Agreement, with all other provisions of the Agreement to remain in full force and effect.

17.Captions. The captions in this Agreement are included for convenience only and shall not be used in the construction of the agreement.

18.Costs and Expenses. Each party shall bear its own costs and expenses in connection with the preparation and negotiation of this Agreement and the Other Transaction Documents.

19.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, taken together, constitute one and the same instrument. This Agreement may be executed by facsimile copy or a .pdf copy and each signature thereto shall be and constitute an original signature, again as if all parties to the Agreement had executed a single original document. Each of the parties warrants and represents to the other that the person executing this Agreement is duly authorized and effective without need for further consent or authorization from any other person or party.

The remainder of this page is intentionally blank. Signatures follow on the next page.

EXECUTION VERSION

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

LANDLORD:
ADK Georgia, LLC

By:
Name:	Brent Morrison
Title:	Authorized Signatory

TENANTS:

3460 Powder Springs Road Associates, L.P.

By:	/s/James J. Andrews
Name:	James J. Andrews
Title:	President

3223 Falligant Avenue Associates, L.P.

By:	/s/James J. Andrews
Name:	James J. Andrews
Title:	President

GUARANTOR:

Wellington Healthcare Services II, L.P

By:	/s/James J. Andrews
Name:	James J. Andrews
Title:	President

PLEDGOR:

Mansell Court Associates, LLC

By:	/s/James J. Andrews
Name:	James J. Andrews
Title:	President

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EXECUTION VERSION

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

LANDLORD:
ADK

By:	/s/ Brent Morrison
Name:	Brent Morrison
Title:	Authorized Signatory

TENANTS:

3460 Powder Springs Road Associates, L.P.

By:	/s/James J. Andrews
Name:	James J. Andrews
Title:	President

3223 Falligant Avenue Associates, L.P.

By:	/s/James J. Andrews
Name:	James J. Andrews
Title:	President

GUARANTOR:

Wellington Healthcare Services II, L.P.

By:	/s/James J. Andrews
Name:	James J. Andrews
Title:	President

PLEDGOR:

Mansell Court Associates, LLC

By:
Name:
Title:

12/1/2020, 6:25 PN